©2022 Cardiovascular Systems, Inc. All Rights Reserved. Q4 FY22 Earnings Supplement August 2, 2022

Safe Harbor This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Report Act of 1995, which are provided under the protection of the safe harbor for forward-looking statements provided by that Act. For example, statements in this presentation regarding CSI’s strategy; goals; growth; future financial measurements; product development plans, milestones and introductions; geographic expansion; reimbursement expectations; distributed products; clinical trials and evidence; future investments and financing needs; market estimates and opportunities; and developments related to the COVID-19 pandemic; are forward-looking statements. These statements involve risks and uncertainties that could cause results differ materially from those projected, including, but not limited to, those described in CSI’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly and annual reports. CSI encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this presentation. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, CSI’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this presentation. The forward- looking statements contained in this presentation are made only as of the date of this presentation, and CSI undertakes no obligation to update them to reflect subsequent events or circumstances. 2 FORWARD LOOKING STATEMENTS FINANCIAL INFORMATION This presentation includes calculations or figures that have been prepared internally and have not been reviewed or audited by CSI’s independent registered accounting firm. Use of different methods for preparing, calculating or presenting information may lead to differences, which may be material. In addition, this presentation also includes certain non-GAAP financial measures, such as Adjusted EBITDA. Reconciliations of the non-GAAP financial measures used in this presentation to the most comparable U.S. GAAP measures for the respective periods can be found in tables in the appendix to this presentation. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for CSI's financial results prepared in accordance with GAAP.

Q4 FY22 Worldwide Revenues of $62.5 Million

11.2% increase Q/Q and 12.0% decrease Y/Y

Q4 FY22 Revenue Breakdown



Worldwide Peripheral
Worldwide Coronary
Worldwide Coronary $21.8 15.5% Q/Q -6.3% Y/Y
Worldwide Peripheral $40.7 9.0% Q/Q -14.7% Y/Y

($ in millions, Q/Q and Y/Y represent Quarter-over-Quarter and Year-over-Year growth rates)

Q4 FY22 Highlights

- Strong sequential revenue growth in all three business segments
  - U.S. Coronary increased 15.8% vs. Q3
  - U.S. Peripheral increased 8.9% vs. Q3
  - International increased 14.4% vs. Q3
- Hospital staffing shortages and the transient shortage of imaging contrast media in some regions may have constrained hospital procedure volumes particularly for lower acuity patients.
- Net loss of ($9.7M) compared to ($5.3M) in the year ago period
- Cash and cash equivalents of $159.8M as of June 30, 2022
- Proposed atherectomy reimbursement changes for CY23 result in an estimated 2.7% increase in coronary procedures and an estimated 0.4% increase in peripheral procedures.

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Q4 FY22: U.S. Peripheral

OBL volumes improving / Hospital volumes stabilizing

Revenue increased 8.9% Q/Q and decreased 15.0% Y/Y

- U.S. units increased 17.1% Q/Q and decreased 11.6% Y/Y due to:
  - Stabilization of procedure volumes compared to Q3, but remained lower than the year ago period due primarily to hospital staffing and contrast shortages. Hospital units increased 0.6% Q/Q, but decreased 20.7% Y/Y
  - OBL units increased 35.1% Q/Q and decreased 2.6% Y/Y
- Peripheral ISD revenue increased 35.7% Q/Q and 117.2% Y/Y to $1.8M, representing $110 of incremental revenue for every peripheral unit sold
- Trained 40 new physicians and opened 52 new peripheral accounts
- Received early approval for 2.0 Max crown for mixed plaque ATK. The full market release is scheduled for 2H FY23

U.S Peripheral Revenue[1]

($ in 000)	Q1	Q2	Q3	Q4	Total
FY20	$45,272	$47,463	$42,134	$30,667	$165,536
FY21	$42,932	$43,924	$42,104	$47,648	$176,608
FY22	$38,878	$38,813	$37,158	$40,480	$155,329

Orbital Atherectomy System Revenue[2]

($ in 000)	Q1	Q2	Q3	Q4	Total
FY20	$44,944	$47,159	$41,839	$30,465	$164,407
FY21	$42,657	$43,625	$41,782	$46,836	$174,900
FY22	$37,521	$37,640	$35,858	$38,716	$149,735

Interventional Support Device Revenue[3]

($ in 000)	Q1	Q2	Q3	Q4	Total
FY20	$328	$304	$295	$202	$1,129
FY21	$275	$299	$322	$812	$1,708
FY22	$1,357	$1,173	$1,300	$1,764	$5,594

[1] Is the total of Orbital Atherectomy System Revenue plus Interventional Support Device Revenue
[2] Includes peripheral orbital atherectomy devices, ViperWire, ViperSlide, Exchangeable cartridges, ViperTrack and other
[3] Zilient Guidewires, JADE angioplasty balloons, ViperCath and WIRION

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Q4 FY22: U.S. Coronary

Coronary procedure volumes rebounding

Revenue increased 15.8% Q/Q and decreased 13.4% Y/Y

- U.S. Coronary OAS units sold increased 11.4% Q/Q as volumes improved vs. Q3 and decreased 23.2% Y/Y as staffing and contrast shortages combined to reduce procedure volumes compared to the year ago period
- Coronary ISD revenue increased 37.3% Q/Q and 37.6% Y/Y to $3.9M
- Certified 39 new physicians and opened 13 new coronary accounts
- ECLIPSE enrollment of 1,858 as of June 30, 2022

Orbital Atherectomy System Revenue[2]

($ in 000)	Q1	Q2	Q3	Q4	Total
FY20	$14,669	$16,490	$14,058	$8,651	$53,868
FY21	$13,952	$15,762	$15,093	$16,781	$61,588
FY22	$13,505	$13,927	$11,813	$13,065	$52,310

U.S Coronary Revenue[1]

($ in 000)	Q1	Q2	Q3	Q4	Total
FY20	$16,257	$18,497	$15,988	$9,785	$60,527
FY21	$15,899	$17,983	$17,489	$19,645	$71,016
FY22	$16,164	$16,658	$14,685	$17,007	$64,514

Interventional Support Device Revenue[3]

($ in 000)	Q1	Q2	Q3	Q4	Total
FY20	$1,588	$2,007	$1,930	$1,134	$6,659
FY21	$1,947	$2,221	$2,396	$2,864	$9,428
FY22	$2,659	$2,731	$2,872	$3,942	$12,204

[1] Is the total of Orbital Atherectomy System Revenue plus Interventional Support Device Revenue
[2] Includes Diamondback, Coronary Guidewire, ViperSlide and other
[3] Includes Sapphire angioplasty balloons, Teleport microcatheters and Scoreflex NC balloons

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Q4 FY22: International Double-digit Q/Q and Y/Y revenue growth driven by Japan and EU coronary 6 Revenue increased 14.4% Q/Q and 35.6% Y/Y • International revenue increased to $5.0 million driven by: • Japan, where revenue increased 7.5% Q/Q and 14.2% Y/Y • Europe, where revenue increased 14.5% Q/Q and 34.3% Y/Y • Certified 78 new physicians • Opened 39 new accounts • Launched coronary in 16 new countries fiscal 22 • Plan to launch OAS in 15+ new countries in fiscal 23 ($ in 000) Q1 Q2 Q3 Q4 Total FY20 $2,961 $2,374 $3,053 $2,094 $10,482 FY21 $1,713 $2,262 $3,680 $3,694 $11,349 FY22 $3,328 $3,664 $4,378 $5,009 $16,379 Countries Launched in Q4 FY22 Country Coronary Chile Q4 FY22 Oman Q4 FY22 Bahrain Q4 FY22 30 countries OUS launched to date.

Q4 FY22 vs. Q3 FY22 and Q4 FY22 Dollars in thousands 7 Q4 FY22 Quarter/Quarter Change Year/Year Change Worldwide Revenue $62,496 11.2% -12.0% Worldwide Peripheral Revenue $40,729 9.0% -14.7% Worldwide Coronary Revenue $21,767 15.5% -6.3% U.S. Revenue $57,487 10.9% -14.6% U.S. Peripheral Revenue $40,480 8.9% -15.0% U.S. Coronary Revenue $17,007 15.8% -13.4% International Revenue $5,009 14.4% 35.6% U.S. Peripheral Units - 17.1% -11.6% U.S. Coronary Units - 11.4% -23.2%

Q4 FY22: Select Financial Information Dollars in thousands, except earnings per share and shares outstanding 8 Q4 FY22 Q3 FY22 Q/Q Change Fav (Unfav) Q4 FY21 Y/Y Change Fav (Unfav) Net revenues $62,496 $56,221 $6,275 $70,987 ($8,491) Cost of goods sold 16,269 14,790 (1,479) 20,634 4,365 Gross Margin 74.0% 73.7% Increased 30 BP 70.9% Increased 310 BP Selling, general and administrative 46,593 41,680 (4,913) 45,713 (880) % of sales 74.6% 74.1% Increased 50 BP 64.4% Increased 1020 BP Research and development 8,773 9,052 279 9,245 472 % of sales 14.0% 16.1% Decreased 210 BP 13.0% Increased 100 BP Amortization of intangible assets 346 346 - 304 (42) Loss from operations (9,485) (9,647) 162 (4,909) (4,576) Other (income) and expense, net 157 (52) (209) 313 156 Provision for income taxes 48 63 15 63 15 Net loss ($9,690) ($9,658) ($32) ($5,285) ($4,405) Basic and diluted earnings per share ($0.25) ($0.25) - ($0.14) ($0.11) Basic and diluted weighted average shares outstanding 39,346,771 39,287,632 59,139 38,926,490 420,281

FY23: Annual Guidance 9 For the fiscal year ending June 30, 2023, CSI anticipates: Revenue of $255 million to $265 million; Gross profit as a percentage of revenues of 72% to 74%; Net loss in a range of 9% to 11% of revenues; and Adjusted EBITDA near break-even. Research and development expenses will be approximately 16% to 17% of revenues;

Non-GAAP Financial Measures

($ in thousands)	FY20	Q1 FY21	Q2 FY21	Q3 FY21	Q4 FY21	FY21	Q1 FY22	Q2 FY22	Q3 FY22	Q4 FY22	FY22
Net loss	($27,236)	($2,076)	($56)	($6,004)	($5,285)	($13,421)	($8,618)	($8,967)	($9,658)	($9,690)	($36,933)
Less: Other (income) and expense, net	233	355	276	292	313	1,236	367	345	(52)	157	817
Less: Provision for income taxes	231	63	63	63	63	252	136	63	63	48	310
Income (loss) from operations	(26,772)	(1,658)	283	(5,649)	(4,909)	(11,933)	(8,115)	(8,559)	(9,647)	(9,485)	(35,806)
Add: Stock-based compensation	13,612	4,907	3,877	3,704	3,742	16,230	5,672	4,240	3,892	4,037	17,841
Add: Depreciation and amortization	4,179	1,029	1,058	1,056	1,169	4,312	1,258	1,287	1,286	1,198	5,029
Adjusted EBITDA	($8,981)	$4,278	$5,218	($889)	$2	$8,609	($1,185)	($3,032)	($4,469)	($4,250)	($12,936)

Use and Economic Substance of Non-GAAP Financial Measures Used by CSI and Usefulness of Such Non-GAAP Financial Measures to Investors

CSI uses Adjusted EBITDA as a supplemental measure of performance and believes this measure facilitates operating performance comparisons from period to period and company to company by factoring out potential differences caused by depreciation and amortization expense and stock-based compensation. CSI's management uses Adjusted EBITDA to analyze the underlying trends in CSI's business, assess the performance of CSI's core operations, establish operational goals and forecasts that are used to allocate resources and evaluate CSI's performance period over period and in relation to its competitors' operating results. Additionally, CSI's management is evaluated on the basis of Adjusted EBITDA when determining achievement of their incentive compensation performance targets. Beginning with the quarter ended March 31, 2022, following correspondence from the staff of the U.S. Securities and Exchange Commission, we no longer exclude in process research and development (IPR&D) charges incurred in connection with asset acquisitions from Adjusted EBITDA or any other reported non-GAAP financial measures. For purposes of comparability, we have revised the reconciliation table above for the third quarter and full year of fiscal 2021.

CSI believes that presenting Adjusted EBITDA provides investors greater transparency to the information used by CSI's management for its financial and operational decision-making and allows investors to see CSI's results "through the eyes" of management. CSI also believes that providing this information better enables CSI's investors to understand CSI's operating performance and evaluate the methodology used by CSI's management to evaluate and measure such performance.

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Investor Contact:
Jack Nielsen
Vice President, Investor Relations & Corporate Communications
651-202-4919
j.nielsen@csi360.com

CSI®, Diamondback®, Diamondback 360®, ViperWire®, ViperWire Advance®, Wirion®, Zilient®, ViperTrack®, Propel™, ViperCath™ and ViperCross™ are trademarks of Cardiovascular Systems, Inc.

OrbusNeich®, Sapphire®, Jade®, Teleport® and Scoreflex® are trademarks of OrbusNeich Medical, Inc.

CSII

Cardiovascular Systems, Inc.

@csi360

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